May 20, 2002



Board of Directors
Millennium Chemicals Inc.
200 International Circle
Suite 2000
Hunt Valley, Maryland 21030

Gentlemen:

In connection with the authorization of the filing with the Securities Exchange Commission of a Registration
Statement on Form S-8 (the "Registration Statement") of
Millennium Chemicals Inc. (the "Company") for registration under the Securities Act of 1933, as amended, of the issuance of up to 3,200,000 shares (the
"Plan Shares") of the Company's Common Stock, par value
$.01 per share, reserved for issuance (i) upon the exercise of options and/or stock appreciation rights,
(ii) pursuant to performance share or performance unit awards, (iii) upon the grant of restricted stock or
(iv) pursuant to stock grants, under the Millennium
Chemicals Inc. 2001 Omnibus Incentive Compensation Plan
(the "Omnibus Incentive Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Omnibus Incentive Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Plan Shares have been duly authorized and, when and to the extent issued (i) upon the exercise of options and/or stock appreciation rights, (ii) pursuant to performance share or performance unit awards, (iii) upon the grant of restricted stock, or (iv) pursuant to stock grants, under the Omnibus Incentive Plan and the instruments of award or grant (including in the case of shares issuable upon exercise of stock options, payment of the exercise price thereof), will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

The opinion expressed herein is rendered solely for the benefit of the Company in connection with the transactions described herein. Such opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without prior written consent, except that I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

			          Very truly yours,




			          /s/ C. William Carmean
			          C. William Carmean
				  General Counsel